UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 1, 2017

TRIANGLE PETROLEUM CORPORATION

(Exact name of registrant as specified in charter)

Delaware	001-34945	98-0430762
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	file number)	Identification No.)

1200 17th Street, Suite 2500, Denver, CO 80202

(Address of principal executive offices)

Registrant’s telephone number, including area code: (303) 260-7125

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ◻

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ◻

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On May 2, 2017, Triangle Petroleum Corporation (the “Company”) received a letter from NGP Triangle Holdings, LLC (“NGP”) electing to require the Company to repurchase the 5.0% Convertible Promissory Note dated July 31, 2012 executed by the Company and payable to the order of NGP (the “Note”). The letter acknowledged the occurrence of a “Fundamental Change” under the Note, specified May 17, 2017 as the repurchase date, and demanded payment of $153,841,831.05 by wire transfer of immediately available funds on such date.

A complete copy of the Note was filed as Exhibit 4.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on August 1, 2012.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 1, 2017, Peter Hill and Roy Aneed resigned from the Company’s Board of Directors.

Item 8.01 Other Events.

The Company has determined not to file its Annual Report on Form 10-K for the fiscal year ended January 31, 2017 and will focus its limited resources on its restructuring efforts.

As previously reported, in March 2016 the Company commenced a process to explore and evaluate strategic alternatives with respect to its individual business units and the Company as a whole. Since that time, the depressed oil and gas pricing environment has persisted, and the Company’s two principal operating subsidiaries have been deconsolidated. In June 2016, Triangle USA Petroleum Corporation (“TUSA”), the Company’s former exploration and production subsidiary, filed for chapter 11 bankruptcy protection. TUSA emerged from bankruptcy in March 2017, at which time the Company’s equity in TUSA was cancelled. In September 2016, RockPile Energy Services, LLC (“RockPile”), the Company’s former oilfield services subsidiary, was sold to a third party in satisfaction of RockPile’s obligations under its credit facility. The debt of each of TUSA and RockPile significantly exceeded its respective enterprise value, resulting in substantial impairment of their creditors and no recovery to the Company as their sole equity holder. The audit opinion related to the Company’s consolidated financial statements for the fiscal year ended January 31, 2016 included an explanatory paragraph indicating substantial doubt about the Company’s ability to continue as a going concern. Due to continued uncertainty regarding the Company’s current liquidity, the Company expects that any audit report relating to the Company’s consolidated financial statements for the fiscal year ended January 31, 2017 would also contain an explanatory paragraph regarding substantial doubt about the Company’s ability to continue as a going concern.

The Company has engaged in discussions with certain of its stakeholders with respect to a potential consensual restructuring or recapitalization of the Company. To date, such discussions have not resulted in any definitive agreements. The Company currently has limited financial resources and personnel, its Chief Accounting Officer recently resigned, certain financial information required from an unconsolidated subsidiary to complete the Company’s fiscal year 2017 audit remains outstanding, and NGP has demanded payment of the Note on May 17, 2017. If the Company is unable to restructure or recapitalize, it may be compelled to reorganize through bankruptcy. As a consequence, the Company has determined to focus all of its limited resources on its restructuring efforts.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 2, 2017	TRIANGLE PETROLEUM CORPORATION

	By:	/s/ Ryan McGee
Ryan McGee
General Counsel